ASSIGNMENT
                             OF
        DEVELOPMENT FINANCING AND LEASING COMMITMENT

      THIS ASSIGNMENT made and entered into this 26th day of January, 1998, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 23rd day of January, 1998, Assignor entered into a Development Financing and Leasing Commitment ("the Commitment") for that certain property located at Chillicothe, Ohio (the "Property") with Tumbleweed, LLC, as Seller/Lessee; and

     WHEREAS, Assignor desires to assign an undivided forty-five percent (45.00%) of its rights, title and interest in, to and under the Commitment to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Commitment to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Commitment to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Commitment.

All other terms and conditions of the Commitment shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")


By:  /s/ Robert P Johnson
         Robert P. Johnson, its President

AEI REAL ESTATE FUND XVIII
LIMITED PARTNERSHIP ("Assignee")

BY: AEI FUND MANAGEMENT XVIII, INC.


By:  /s/ Robert P Johnson
         Robert P. Johnson, its President